FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) or (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         Streamedia Communications, Inc.
             (Exact name of registrant as specified in its charter)

                               DELAWARE 22-3622272
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

                 244 WEST 54TH STREET, NEW YORK, NEW YORK 10019
               (Address of principal executive offices) (Zip Code)

                                   Securities  to  be  registered   pursuant  to
Section 12(b) of the Act:

                Title of each class
                                 common stock,
                                $.001 Par Value,
                              warrants, and units,
                            1 share common stock and
                                    1 warrant

Name of the exchange on which to be so registered each class is to be registered
                              Boston Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
                 Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box. [x ]

                             Securities Act  registration  statement file number
to which this form relates:

                           333 - 78591 (if applicable)

                                   Securities  to  be  registered   pursuant  to
Section 12(g) of the Act:

                Title of each class
                                 common stock,
                                $.001 Par Value,
                              warrants, and units,
                            1 share common stock and
                                    1 warrant


Name of the exchange on which to be so registered each class is to be registered

                                    Nasdaq Stock Market



INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the registrant's Common Stock, par value $0.001, Warrants and Units, required by this Item is contained in the registrant's registration statement on Form SB-2 (Registration No. 333-78591), as amended, under the Securities Act of 1933, filed with the Securities and Exchange Commission on October 14, 1999, is incorporated herein by reference.


ITEM 2.  EXHIBITS.

List below all exhibits filed as a part of the registration statement:

Exhibit No.                         Description of Exhibit

1*                Registrant's Registration Statement.

2*                Certificate of Incorporation of Streamedia Communications, Inc.

3*                Amended and Restated Bylaws of Streamedia Communications, Inc., as amended.

4*                Form of Stock Certificate of the Common Stock of Streamedia Communications, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)                   Streamedia Communications, Inc.

Date
                  October 27, 1999
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By

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Nick Malino, Chief Financial Officer




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* Copies filed with the Nasdaq Stock Market, Inc., and Boston Stock Exchange.